General Release


David C. Merrell
First Deltavision, Incorporated.
9005 Cobble Canyon Lane
Sandy, Utah  84093


          Raymond F. Wilson, for the retention of 7,500 post-split shares of those shares of the Company presently owned by the undersigned (following a reverse split which will reverse the outstanding securities of your Company to 200,000 shares) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby compromise, settle and otherwise release First Deltavision, Incorporated., a Nevada corporation ("First Deltavision," formerly, "Deltavision, Inc." [ name was not available on reinstatement]), its directors, executive officers and agents, from and against any and all liability of any type or nature whatsoever regarding compensation for past services, transfer of technology or otherwise, without qualification.

          To the knowledge of the undersigned and during the period while he served as a director or an executive officer of First Deltavision, the only remaining liabilities of this Company were those owed to him or StockTrans, the Company's transfer agent, and he hereby agrees to hold First Deltavision harmless from any such other liabilities which were incurred while he served as director, executive officer or agent of the Company.

          To his personal knowledge, the Company ceased all operations on or before December 31, 1990.

          The undersigned also agrees to convey 7,500 post-split shares to StockTrans in connection with the release of liabilities of StockTrans to the Company; and any of the remaining shares of the Company owned by the undersigned and his family members (except all smaller blocks of shares held by Wilson and Naber families) to David C. Merrell, the Company's current President, or his designee.



Dated: 9/15/97.                         /s/Raymond F. Wilson